Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of STUDIO ONE MEDIA, INC. (the "Company") on Form 10-K for the year ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mirella Chavez, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

STUDIO ONE MEDIA, INC.

Date: October 15, 2013	By:	/s/ Mirella Chavez
Mirella Chavez
Chief Financial Officer